Exhibit 5.01

Richards, Layton & Finger

A PROFESSIONAL ASSOCIATION

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

FAX:  (302) 651-7701

WWW.RLF.COM

September 19, 2007

R. J. O’Brien Fund Management, LLC

222 South Riverside Plaza

Suite 900

Chicago, IL 60606

Re:                                   JWH Global Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel for JWH Global Trust, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)                                  A registration statement on Form S-1 (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission (the “SEC”) on or about the date hereof, including a prospectus (the “Prospectus”) relating to, among other things, 1,000,000 beneficial interests in the assets of the Trust (the “Units”);

(b)                                 The Sixth Amended and Restated Declaration and Agreement of Trust, dated as of February 1, 2004 (the “2004 Declaration”), by and among CIS Investments, Inc., a Delaware corporation (“CISI”), as managing owner, Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”), and each party who shall execute a counterpart of the Declaration (as defined below) as an owner of a Unit or who becomes a party to the Declaration by executing a subscription agreement (the “Unitholders”), in the form attached to the Prospectus as Exhibit A;

(c)                                  The First Amendment to the 2004 Declaration, dated as of October 12, 2006 (the “First Amendment”), by Refco Commodity Management, Inc., a Delaware corporation (“RCMI”), as managing owner and successor in interest to CISI, in the form attached to the Prospectus as Exhibit A;

(d)                                 The Second Amendment to the 2004 Declaration, dated as of July 25, 2007 (the “Second Amendment”) by R. J. O’Brien Fund Management, LLC, as managing owner and successor in interest to RCMI (the “Managing Owner”)in the form attached to the Prospectus as Exhibit A (the 2004 Declaration, the First Amendment, and the Second Amendment are collectively referred to herein as the “Declaration”);

(e)                                  Forms of Subscription Agreements and Power of Attorney, each including a Subscription Agreement and Power of Attorney Signature Page of the Trust, attached to the Prospectus as Exhibits CI and CII (collectively referred to herein as the “Subscription Agreement”);

(f)                                    A certified copy of the Certificate of Trust for the Trust, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 12, 1996, as amended by the Certificate of Amendment to the Certificate of Trust, as filed with the Secretary of State on January 29, 1997 (collectively, the “Certificate of Trust”); and

(g)                                 A Certificate of Good Standing for the Trust, dated September 19, 2007, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration, except that reference herein to any document shall mean such document as in effect on the date hereof. As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Declaration will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, that the Certificate of Trust is in full force and effect and has not been further amended, (ii) that each Subscription Agreement will be in full force and effect and will be executed in substantially the form reviewed by us, (iii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) that after the issuance and sale of the Units under the Registration Statement and the Declaration, the dollar amount of the Units issued by the Trust will equal or exceed the minimum, and the dollar amount of the Units issued and reserved for issuance by the Trust will not exceed the maximum dollar amount of the Units which may be issued by the Trust under the Registration Statement and the Declaration, and (viii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to such amendment or restatement.  We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.             The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”).

2.             Assuming (i) that the Managing Owner has taken all corporate action required to be taken by it to authorize the issuance and sale of Units to the Unitholders and to authorize the admission to the Trust of the Unitholders as beneficial owners of the Trust, (ii) the due authorization, execution and delivery to the Managing Owner of a Subscription Agreement by each Unitholder, (iii) the due acceptance by the Managing Owner of each Subscription Agreement and the due acceptance by the Managing Owner of the admission of the Unitholders as beneficial owners of the Trust, (iv) the payment by each Unitholder to the Trust of the full consideration due from it for the Units subscribed to by it, (v) the due authorization, execution and delivery by all parties thereto, including the Unitholders as beneficial owners, of the Declaration, (vi) that the books and records of the Trust set forth all information required by the Declaration and the Act, including all information with respect to all persons and entities to be admitted as Unitholders and their contributions to the Trust, and (vii) that the Units are offered and sold as described in the Registration Statement and the Declaration and in accordance with the Subscription Agreement, the Units to be issued to the Unitholders will be validly issued and, subject to the qualifications set forth in paragraph 3 below, will be fully paid and non-assessable beneficial interests in the assets of the Trust.

3.             The Unitholders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, subject to the obligations of the Unitholders to make contributions required to be made by it to the Trust, to make other payments provided for in the Declaration and the Subscription Agreement and to repay any funds wrongfully distributed to it from the Trust.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  In addition, we hereby consent to the reference to us as local counsel under the heading “Lawyers; Accountants” in the Prospectus.  In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/JWP/AWR